Exhibit 6.1

Execution Version

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

ExWorks Capital Fund I, L.P., a Delaware limited partnership (“Lender”) and Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), enter into this Fourth Amendment to Loan and Security Agreement (this “Fourth Amendment”) on August 14, 2018, effective as of July 27, 2018.

Background

A. Borrowers and Lender are parties to a Loan and Security Agreement dated as of February 27, 2017 (as amended, the “Loan Agreement”). Unless defined in this Fourth Amendment, capitalized terms have the meanings set forth in the Loan Agreement and references to “Sections” are to sections of the Loan Agreement.

B. Borrowers have requested certain amendments to the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1. Amendments.

(A). Section 1.3 is amended in its entirety to read as follows:

Upon execution and satisfaction of all conditions precedent to the effectiveness of the Fourth Amendment, the Lender will (i) make an additional loan advance of $1,200,000 to Borrowers and increase the Term Loan from $13,000,000 to $14,200,000, and (ii) the Senior Secured Convertible Promissory Note dated February 8, 2018 in the original principal amount of $13,000,000 (the “Second Amended Note”) will be amended, restated and replaced by a new Senior Secured Convertible Promissory Note in the principal amount of $14,200,000 dated on or about the date of the Fourth Amendment (the “Third Amended Note”). References in this Agreement and the other Loan Documents to the Original Note, the Amended Note, the Second Amended Note, or the “Note” will be deemed to be references to the Third Amended Note.

(B). The following definition is added to Section 2 in the appropriate alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Loan and Security Agreement, dated on or about August 14, 2018 and effective as of July 27, 2018.

2. Repayment of Additional Advance. The additional advance of $1,200,000 made under this Fourth Amendment is due and payable by Borrowers on or before August 10, 2018.

3. Fees. In consideration of Lender entering into this Fourth Amendment, Borrowers will pay Lender an amendment fee of $60,000 (the “Amendment Fee”). The Amendment Fee (a) is non-refundable and fully earned on the date of this Fourth Amendment, (b) will only accrue interest from and after the date it is due if it is not timely paid, and (c) will be due and payable upon the earliest of (i) August 10, 2018, (ii) the occurrence of an Event of Default and acceleration of the Obligations by Lender according to the terms of the Loan Agreement, and (iii) payment of all Obligations in full.

4. Conditions Precedent. This Fourth Amendment will be of no force or effect unless:

(A). Guarantor executes and delivers the Reaffirmation attached as Exhibit A; and

(B). Borrowers execute and deliver to Lender the Third Amended Note.

5. General Terms.

(A). Except as amended hereby, each Borrower reaffirms and ratifies all of its obligations under the Loan Agreement and remakes, as of the date of this Fourth Amendment, all representations and warranties in the Loan Agreement. Each Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) each Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Disclosure Schedule is true and accurate as of the date of this Fourth Amendment, and (iv) the Schedules attached to the Intellectual Property Security Agreement executed by Borrowers and Lender as of February 27, 2017 are true and accurate as of the date of this Fourth Amendment.

(B). This document contains the entire agreement of the parties in connection with the subject matter of this Fourth Amendment and cannot be changed or terminated orally.

(C). The individuals signing on behalf of each of the parties represents that all necessary company action to authorize them to enter into this Fourth Amendment has been taken, including, without limitation, any board of directors or shareholder approvals or resolutions necessary to authorize execution of this Fourth Amendment.

(D). This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(E). If there is an express conflict between the terms of this Fourth Amendment and the terms of the Loan Agreement, the terms of this Fourth Amendment will govern and control.

(F). This Fourth Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement.

(G). Each Borrower hereby waives, discharges, and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Fourth Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Lender’s administration of debt evidenced by the Agreement or otherwise.

[End of Fourth Amendment to Loan and Security Agreement – Signature page follows]

The undersigned have caused this Fourth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER:

EXWORKS CAPITAL FUND I, L.P., a Delaware limiterp rtnership

By:	/s/Andrew D. Hall
Name:	Andrew D. Hall
Title:	Chief Credit Officer

BORROWERS:

HIGHTIMES HOLDING CORP., a Delaware corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

TRANS-HIGH CORPORATION, a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HIGH TIMES PRODUCTIONS, INC., a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

CANNABIS BUSINESS DIGITAL, LLC, a New York limited liability company

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

[First Signature page to Fourth Amendment to Loan and Security Agreement]

HIGH TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HEMP TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

PLANET HEMP, INC.,
a New York rporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

THE HEMP COMPANY OF AMERICA, INC.,
a New Yor corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

[Second Signature page to Fourth Amendment to Loan and Security Agreement]

HIGH TIMES CANNEX CORP.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HIGH TIMES PRESS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

[Third Signature page to Fourth Amendment to Loan and Security Agreement]

EXHIBIT A

REAFFIRMATION OF LOAN DOCUMENTS

While not a party to the foregoing Fourth Amendment to Loan and Security Agreement (the “Amendment”), the undersigned guaranteed payment of the obligations of Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), owing to ExWorks Capital Fund I, L.P (“Lender”) pursuant to the terms of a Limited Guaranty dated as of February 27, 2017 (the “Guaranty”). To induce Lender to enter into the Amendment, the undersigned, acting solely in his capacity as the trustee of the AEL Irrevocable Trust and not in his individual capacity, (1) acknowledges and agrees that the Guaranty remains in full force and effect and is hereby ratified, confirmed and approved; (2) consents to all of the terms and conditions of the Amendment; (3) acknowledges and agrees that the Guaranty covers all Obligations; and (4) acknowledges and agrees that the fact that Lender has sought this reaffirmation does not create any obligation, right, or expectation that Lender will seek their consent to or reaffirmation with respect to any other or further agreements or modifications to the relationship between Lender and Borrowers or any other party.

AEL IRREVOCABLE TRUST AGREEMENT

By:	/s/ Edwin Hur
Edwin Hur, Trustee

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)

) ss.
COUNTRY OF ORANGE	)

On August 19, 2018 before me, Jonathan Thomas Fotopoulos, Notary Public, personally appeared Edwin Hur, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Jonathan Thomas Fotopoulos
Signature of Notary Public